                                                                    EXHIBIT 10.2

                  FIRST AMENDED AND RESTATED ADVISORY AGREEMENT

     This FIRST AMENDED AND RESTATED ADVISORY AGREEMENT (this "Agreement") is made as of November ___, 2000 between Inland Retail Real Estate Trust, Inc., a Maryland corporation (the "Company"), and Inland Retail Real Estate Advisory Services, Inc., an Illinois corporation (the "Advisor").

                              W I T N E S S E T H:

     WHEREAS, the Company and the Advisor have executed that certain Advisory Agreement dated February 11, 1999 (the "Original Agreement"), relating to certain services to be provided by the Advisor to the Company; and

     WHEREAS, the Original Agreement was subject to the terms of that certain Property Acquisition Service Agreement, dated February 11, 1999, among Inland Real Estate Acquisitions, Inc. ("IREAI"), the Advisor, the Company, Inland Real Estate Advisory Services, Inc. ("IREAS") and Inland Real Estate Corporation ("IREC") (the "Original Property Acquisition Agreement") relating to services provided by IREAI in connection with the acquisition of real estate for the Company and IREC; and

     WHEREAS, IREC has become a self-administered REIT through a merger with IREAS and Inland Commercial Property Management, Inc., and is no longer a party to the Original Property Acquisition Agreement; and

     WHEREAS, the parties hereto desire to amend and restate the Original Agreement to reflect that this Agreement shall no longer be subject to the terms of the Original Property Acquisition Agreement.

     NOW, THEREFORE, in consideration of the mutual covenants herein set forth, the parties hereto agree as follows and hereby amend and restate the Original Agreement in its entirety to read as follows:

     1. DEFINITIONS. As used herein, the following terms shall have the meanings set forth below:

          (a) "Acquisition Expenses" means expenses related to the Company's selection, evaluation and acquisition of, and investment in, properties, whether or not acquired or made, including but not limited to legal fees and expenses, travel and communications expenses, cost of appraisals and surveys, nonrefundable option payments on property not acquired, accounting fees and expenses, computer use related expenses, architectural and engineering reports, environmental and asbestos audits, title insurance and escrow fees, loan fees or points or any fee of a similar nature, however designated, and personnel and miscellaneous expenses related to the selection and acquisition of properties. Acquisition Expenses will accrue and be paid on Properties purchased with the Gross Offering Proceeds, proceeds of Shares sold via the Company's Distribution Reinvestment Program and proceeds received from the issuance and exercise of the Soliciting Dealer Warrants issued by the Company in connection with the Offering, as well as on the entire purchase price of all Properties including any acquisition financing related thereto.

          (b) "Advisor Asset Management Fee" means an amount equal to 1% of the Average Invested Assets.

          (c) "Affiliate" means, with respect to any other Person: (i) any Person directly or indirectly owning, controlling or holding, with the power to vote 10% or more of the outstanding voting securities of such other Person; (ii) any Person 10% or more of whose outstanding voting securities are directly or indirectly owned, controlled or held, with the power to vote, by such other Person; (iii) any Person directly or indirectly controlling, controlled by or under common control with such other Person; (iv) any executive officer, director, trustee or general partner of such other Person; and (v) any legal entity for which such Person acts as an executive officer, director, trustee or general partner.

          (d) "Affiliated Directors" means those Directors of the Company who are affiliated with the Company or its Affiliates.

          (e) "Articles of Incorporation" means the Articles of Incorporation of the Company, as amended from time to time.

          (f) "Average Invested Assets" means, for any period, the average of the aggregate Book Value of the assets of the Company invested, directly or indirectly, in equity interests and in loans secured by real estate, before reserves for depreciation or bad debts or other similar noncash reserves, computed by taking the average of such values at the end of each month during such period.

          (g)  "Board of Directors" means the board of directors of the Company.

          (h) "Book Value" of an asset means the value of such asset on the books of the Company, before allowance for depreciation or amortization.

          (i)  "Code" means the Internal Revenue Code of 1986, as amended.

          (j) "Community Center" means any Shopping Center leased primarily to one or more retail tenants providing for the sale of soft lines (wearing apparel for men, women and children) and hard lines (hardware and appliances) in addition to the convenience goods and personal services provided by a Neighborhood Center, with gross leasable area ranging from 100,000 to 300,000 or more square feet.

          (k) "Company Fixed Assets" means the real estate, together with the buildings, leasehold interests, improvements, equipment, furniture, fixtures and personal property associated therewith, used by the Company in the conduct of its business.

          (l) "Competitive Real Estate Commission" means the real estate or brokerage commission paid for the purchase or sale of a Property which is reasonable, customary and competitive in light of the size, type and location of such Property.

          (m) "Contract Price for the Property" means the amount actually paid or allocated to the purchase, development, construction or improvement of a Property exclusive of Acquisition Expenses.

          (n) "Cumulative Return" means a cumulative, noncompounded return, equal to 7% per annum on Invested Capital commencing upon acceptance of the investor's subscription.

          (o) "Current Return" means a noncumulative, noncompounded return, equal to 7% per annum on Invested Capital.

          (p) "Fiscal Year" means any period for which any income tax return is submitted by the Company to the Internal Revenue Service and which is treated by the Internal Revenue Service as a reporting period.

          (q) "Gross Dollars Invested in Properties" means the amount actually paid or allocated to the purchase, development, construction or improvement of Properties acquired by the Company.

          (r) "Gross Offering Proceeds" means the total proceeds from the sale of the 50,000,000 Shares offered on "best efforts" basis during the public offering period before deductions for Offering Expenses. For purposes of calculating Gross Offering Proceeds, the purchase price for all Shares, including those for which volume discounts apply, shall be deemed to be $10 per Share. Unless specifically included, Gross Offering Proceeds does not include the total proceeds from the sale of up to 4,000,000 Shares under the Company's Distribution Reinvestment Program during the public offering period, the purchase price for which shall be $9.50 per Share; nor the total proceeds from the issuance and exercise of the Soliciting Dealer Warrants.

          (s) "Gross Revenues From Properties" means all cash receipts derived from the operation of Company Fixed Assets.

          (t) "Incentive Advisory Fee" means an amount equal to 15% of the net proceeds from the sale of a Property after the Stockholders have first received: (i) their Cumulative Return; and (ii) a return of their Invested Capital.

          (u)  "Independent Directors" means the Directors of the Company who:
          (i) are not affiliated and have not been affiliated within the two years prior to their becoming an Independent Director, directly or indirectly, with the Company, the Sponsor or the Advisor, whether by ownership of, ownership interest in, employment by, any material business or professional relationship with, or as an officer or director of the Company, the Sponsor, the Advisor or any of their Affiliates; (ii) do not serve as a director for more than two other REITs organized by the Company or the Advisor or advised by the Advisor; and (iii) perform no other services for the Company, except as Directors. For this purpose, an indirect relationship shall include circumstances in which a member of the immediate family of a Director has one of the foregoing relationships with the Company, the Sponsor or the Advisor or any of their Affiliates. For purposes of determining whether or not the business or professional relationship is material, the aggregate gross revenue derived by the prospective Independent Director from the Company, the Sponsor, the Advisor and their Affiliates shall be deemed material PER SE if it exceeds five percent of the prospective Independent Director's: (i) annual gross revenue, derived from all sources, during either of the last two years; or (ii) net worth, on a fair market value basis.

          (v) "Invested Capital" means the original issue price paid for the Shares reduced by prior distributions from the sale or financing of the Company's Properties.

          (w)  "IREAI" means Inland Real Estate Acquisitions, Inc.

          (x) "IREIC" means Inland Real Estate Investment Corporation, which is a wholly-owned subsidiary of The Inland Group, Inc. The Advisor is a wholly owned subsidiary of IREIC. IREIC is the Sponsor of the Company.

          (y) "Management Agent" means an entity which provides property rental, leasing, operation and management services to the Company. The Management Agent is Inland Southeast Property Management Corp., an Affiliate of the Advisor, or anyone which succeeds it in such capacity.

          (z) "Neighborhood Center" means any Shopping Center which is leased primarily to one or more retail tenants providing for the sale of convenience goods (foods, drugs and sundries) and personal services (laundry, dry cleaning, barbering, shoe repair, etc.) for the day-to-day living needs of the immediate neighborhood, with gross leasable area ranging from 10,000 to 100,000 square feet.

          (aa) "Net Income" means, for any period, total revenues applicable to such period, less the expenses applicable to such period other than additions to or allowances for reserves for depreciation, amortization or bad debts or other similar noncash reserves; provided, however, that Net Income shall not include the gain from the sale of the Company's assets.

          (bb) "Offering" means the offering of Shares of the Company pursuant to the Prospectus.

          (cc) "Offering Expenses" means all those expenses incurred by and to be paid from the assets of the Company in connection with and in preparing the Company for registration and subsequently offering and distributing Shares to the public, including, but not limited to, total underwriting and brokerage discounts and commissions (including fees and expenses of underwriters and their accountants and attorneys paid by the Company), expenses for printing, engraving, mailing, salaries of the Company's employees while engaged in sales activity, charges of transfer agents, registrars, trustees, escrow holders, depositaries, experts, expenses of qualification of the sale of the securities under federal and state laws, including taxes and fees, and accountants' and attorneys' fees and expenses.

          (dd) "Person" means any individual, corporation, business trust, estate, trust, partnership, limited liability company, association, two or more persons having a joint or common interest, or any other legal or commercial entity.

          (ee) "Primary Geographical Area of Investment" of the Company means the states east of the Mississippi River in the United States.

          (ff) "Property" or "Properties" means any, or all, respectively, of the real property and improvements thereon owned or to be owned by the Company, directly or indirectly.

          (gg) "Property Disposition Fee" means a real estate disposition fee, payable (under certain conditions) to the Advisor and its Affiliates upon the sale of the Company's Property in an amount equal to the lesser of: (i)3% of the contracted for sales price of the Property; or
          (ii)50% of the commission paid to third parties which is reasonable, customary and competitive in light of the size, type and location of such Property.

          (hh) "Property Management Fee" means any fee paid to an Affiliate or third party as compensation for management of the Company's Properties. The Property Management Fee shall be equal to not more than 90% of the fee which would be payable to an unrelated party providing such services, which fee shall initially be 4.5% of the gross revenues from the Properties.

          (ii) "Prospectus" means the final prospectus of the Company in connection with the registration of Shares filed with the Securities and Exchange Commission on Form S-11, as amended and supplemented.

          (jj) "Real Property" means improved and unimproved land, improvements, furniture and fixtures located on or used in connection with, land and any interest in any of the foregoing, including an interest in air and subterranean or mineral rights.

          (kk) "Regional Center" means any Shopping Center that provides for general merchandise, apparel, furniture and home furnishings in depth and variety, as well as a range of services and recreational facilities. It is built around one or two full-line department stores of generally not less than 75,000 square feet each. A Regional Center may have gross leasable area ranging from 250,000 to more than 900,000 square feet, and provides services typical of a business district yet not as extensive as those of a Super Regional Center.

          (ll) "REIT" means a real estate investment trust as defined in Sections 856 through 860 of the Code.

          (mm) "Retail Center" means real estate primarily improved for use as retail establishments, principally a multi-tenant Neighborhood Center or Community Center (but also including a Regional Center or single-user retail facilities) or improved with other commercial facilities which provide goods or services.

          (nn) "Shares" means the shares of common stock, par value $0.01 per share, of the Company, and "Share" means one of those Shares.

          (oo) "Shopping Center" means a group of commercial establishments planned, developed, owned and managed as a unit related in location, size and type of shops to the trade area the unit serves. It provides on-site parking in definite relationship to the types and sizes of stores.

          (pp) "Sponsor" means IREIC.

          (qq) "Stockholders" means holders of Shares.

          (rr) "Super Regional Center" means any Shopping Center that provides for extensive variety in general merchandise, apparel, furniture and home furnishings, as well as a variety of services and recreational facilities. It is built around three or more full-line department stores of generally not less than 100,000 square feet. A Super Regional Center may have gross leasable area ranging from 600,000 to more than 1,500,000 square feet.

          (ss) "Total Operating Expenses" means the aggregate expenses of every character paid or incurred by the Company as determined under generally accepted accounting principles, including Advisor Asset Management Fees, but excluding:

               (i) the expenses of raising capital such as Offering Expenses, legal, audit, accounting, underwriting, brokerage, listing, registration and other fees, printing and other such expenses, and taxes incurred in connection with the issuance, distribution, transfer, registration and stock exchange listing of the Shares;

               (ii) interest payments;

               (iii) taxes;

               (iv) noncash expenditures such as depreciation, amortization and bad debt reserves;

               (v)  the Incentive Advisory Fee payable to the Advisor; and

               (vi) Acquisition Expenses, real estate commissions on resale of Real Property and other expenses connected with the acquisition, disposition and ownership of real estate interests, mortgage loans or other property (such as the costs of foreclosure, insurance premiums, legal services, maintenance, repair and improvement of Real Property).

     2. DUTIES OF ADVISOR. The Advisor shall consult with the Company and shall, at the request of the Board of Directors or the officers of the Company, furnish advice and recommendations with respect to all aspects of the business and affairs of the Company. In general, the Advisor shall inform the Board of Directors of factors which come to its attention which would influence the policies of the Company. Subject to the supervision of the Board of Directors and consistent with the provisions of the Articles of Incorporation, the Advisor shall use its best efforts to:

          (a) Present to the Company a continuing and suitable real estate investment program and opportunities to make investments in Real Properties consistent with the investment policies of the Company and the investment program adopted by the Board of Directors and in effect at the time and furnish the Company with advice with respect to the making, acquisition, holding and disposition of investments and commitments therefor. In presenting investment opportunities hereunder, the Advisor shall comply with, and be subject to, the provisions of that certain Property Acquisition Service Agreement, dated the date hereof, among IREAI, the Advisor, and the Company (the "Property Acquisition Service Agreement"), as the same may be amended from time to time. To the extent possible, the resolution of conflicting investment opportunities between the Company and other investment entities advised or managed by the Advisor and its Affiliates for a prospective investment opportunity (a "Proposed Property") will be resolved by giving priority to the Company, provided that the Proposed Property meets the acquisition criteria of the Company. The Property Acquisition Service Agreement grants the Company the first opportunity to purchase such Proposed Property which is placed under contract by IREAI, the Advisor or its Affiliates, provided the Company is able to close the purchase of the Proposed Property within 60 days.

          Other factors which may be considered in connection with evaluating the suitability of the Proposed Property for investment include: (i) the effect of the acquisition on the diversification of each entity's portfolio; (ii) the amount of funds available for investment;

     (iii) cash flow; and (iv) the estimated income tax effects of the purchase and subsequent disposition. The Independent Directors of the Company must, by a majority vote, approve all actions by the Advisor or its Affiliates which present potential conflicts with the Company as set forth in the Property Acquisition Service Agreement.

          (b) Manage the Company's day-to-day investment operations, subject to the final paragraph of this Section 2, to effect the investment program adopted by the Board of Directors and perform or supervise the performance of such other administrative functions necessary in connection with the management of the Company as may be agreed upon by the Advisor and the Company;

          (c) Serve as the Company's investment advisor, subject to the final paragraph of this Section 2, in connection with policy decisions to be made by the Board of Directors and, as requested, furnish reports to the Board of Directors and provide research, economic and statistical data in connection with the Company's investments and investment policies;

          (d) On behalf of the Company, investigate, select and conduct relations with lenders, consultants, accountants, brokers, property managers, attorneys, underwriters, appraisers, insurers, corporate fiduciaries, banks, builders and developers, sellers and buyers of investments and persons acting in any other capacity specified by the Company from time to time, and enter into contracts with, retain and supervise services performed by such parties in connection with investments which have been or may be acquired or disposed of by the Company;

          (e) Cooperate with the Management Agent in connection with property management services and other activities relating to the Company's assets as the Advisor shall deem appropriate in the particular circumstances, subject to the requirement that the Advisor or the Management Agent, as the case may be, qualifies as an "independent contractor" as that phrase is used in connection with applicable laws, rules and regulations affecting REITs that own Real Property;

          (f) Upon request of the Company, act, or obtain the services of others to act, as attorney-in-fact or agent of the Company in making, acquiring and disposing of investments, disbursing, and collecting the funds, paying the debts and fulfilling the obligations of the Company and handling, prosecuting and settling any claims of the Company, including foreclosing and otherwise enforcing mortgage and other liens and security interests securing investments;

          (g) Assist in negotiations on behalf of the Company with investment banking firms and other institutions or investors for public or private sales of securities of the Company or for other financing on behalf of the Company, but in no event in such a way that the Advisor shall be acting as a broker, dealer, underwriter or investment advisor in securities of or for the Company;

          (h) Maintain, with respect to any Real Property and to the extent available, title insurance or other assurance of title and customary fire, casualty and public liability insurance;

          (i) Upon request of the Board of Directors, and subject to the final paragraph of this Section 2, invest and reinvest any money of the Company;

          (j) Supervise the preparation and filing and distribution of returns and reports to governmental agencies and to investors and act on behalf of the Company in connection with investor relations;

          (k) Provide office space, equipment and personnel as required for the performance of the foregoing services as Advisor;

          (l) Advise the Company of the operating results of the Company properties, to cause the Manager to prepare on a timely basis, and to review, for such properties operating budgets, maintenance and improvement schedules, one, three and five year projections of operating results and such other reports as may be appropriate;

          (m) As requested by the Company, make reports to the Company of its performance of the foregoing services and furnish advice and recommendations with respect to other aspects of the business of the Company;

          (n) Prepare on behalf of the Company all reports and returns required by the Securities and Exchange Commission, Internal Revenue Service and other state or federal governmental agencies;

          (o) Undertake and perform all services or other activities necessary and proper to carry out the investment objectives of the Company; and

          (p) Undertake communications with Stockholders in accordance with applicable law and the Articles of Incorporation, provided, however, that Affiliates of the Advisor have no obligations to the Company other than as expressly stated herein, and the Advisor and its Affiliates have no obligations to present to the Company any specific investment opportunity except as described in the Prospectus.

In providing advice and services as provided in subparagraphs (a) through (p) above of this Section 2, the Advisor shall not (i) engage in any activity which would require it to be registered as an "Investment Advisor," as that term is defined in the Investment Advisors Act of 1940 OR in any state securities law or
(ii) cause the Company to make such investments as would cause the Company to become an "Investment Company," as that term is defined in the Investment Company Act of 1940.

     3. NO PARTNERSHIP OR JOINT VENTURE. The Company and the Advisor are not, and shall not be deemed to be, partners or joint venturers with each other.

     4. RECORDS. The Advisor shall maintain appropriate books of account and records relating to services performed hereunder, which shall be accessible for inspection by the Company at any time during ordinary business hours.

     5. REIT QUALIFICATIONS. Notwithstanding any other provision of this Agreement to the contrary, the Advisor shall refrain from any action which, in its reasonable judgment or in any judgment of the Board of Directors of which the Advisor has written notice, would adversely affect the qualification of the Company as a REIT under the Code or which would violate any law, rule or regulation of any governmental body or agency having jurisdiction over the Company or its securities, or which would otherwise not be permitted by the Articles of Incorporation. If any such action is ordered by the Board of Directors, the Advisor shall promptly notify the Board of Directors of the Advisor's judgment that such action would adversely affect such status or violate any such law, rule or regulation or the Articles of Incorporation and shall refrain from taking such action pending further clarification or instruction from the Board of Directors.

     6. BANK ACCOUNTS. At the direction of the Board of Directors, the Advisor may establish and maintain bank accounts in the name of the Company, and may collect and deposit into and disburse from such accounts moneys on behalf of the Company, upon such terms and conditions as the Board of Directors may approve, provided that no funds in any such account shall be commingled with funds of the Advisor. The Advisor shall from time to time, as the Company may require, render appropriate accountings of such collections, deposits and disbursements to the Board of Directors and to the auditors of the Company.

     7. FIDELITY BOND. The Advisor shall not be required to obtain or maintain a fidelity bond in connection with the performance of its services hereunder.

     8. INFORMATION FURNISHED ADVISOR. The Board of Directors will keep the Advisor informed in writing concerning the investment and financing policies of the Company. The Board of Directors shall notify the Advisor promptly in writing of its intention to make any investments or to sell or dispose of any existing investments. The Company shall furnish the Advisor with a certified copy of all financial statements, a signed copy of each report prepared by independent certified public accountants, and such other information with regard to its affairs as the Advisor may reasonably request.

     9. COMPENSATION. The Advisor and its Affiliates shall be paid for services rendered by the Advisor under this Agreement as follows:

          (a) Acquisition Expenses, for the expenses attendant to Property acquisitions, in an aggregate amount not in excess of 0.5% of (i) the Gross Offering Proceeds, (ii) the gross proceeds from the sale of up to 4,000,000 Shares pursuant to the Company's Distribution Reinvestment Program, and (iii) the gross proceeds from the issuance and exercise of the Soliciting Dealer Warrants, PROVIDED THAT the Acquisition Expenses respecting any specific Property acquired by the Company shall not exceed 6% of the gross purchase price of that Property;

          (b) An Advisor Asset Management Fee of not more than 1% of the Average Invested Assets. This fee will be payable quarterly in an amount equal to one fourth of 1% of the Average Invested Assets of the Company as of the last day of the immediately preceding quarter. For any year in which the Company qualifies as a REIT, the Advisor may be required to reimburse the Company certain sums as described in
          Section 14;

          (c)  Reimbursement for the cost to the Advisor and its Affiliates for:
          (i) the cost to the Advisor or its Affiliates of goods and services used for and by the Company and obtained from unaffiliated parties; and (ii) administrative services related thereto. "Administrative Services" include ministerial services such as typing, record keeping, preparation and dissemination of Company reports, preparation and maintenance of records regarding Stockholders, record keeping and administration of the Company's Distribution Reinvestment and Share Repurchase Programs, preparation and dissemination of responses to Stockholder inquiries and other communications with Stockholders and any other record keeping required for Company purposes. Such reimbursements are subject to limitations imposed by Sections 10(b) and (c) hereof;

          (d) An Incentive Advisory Fee equal to 15% of the remaining proceeds from the sale of Real Properties after the Stockholders have first received: (i) their Cumulative Return; and (ii) the return of their Invested Capital. At such time as the business of the Advisor is acquired by or consolidated into the Company pursuant to Section 12 hereof, the Incentive Advisory Fee shall also terminate;

          (e) A Property Disposition Fee, payable upon the sale of a Real Property equal to the lesser of: (i) 3% of the contracted for sales price of the Real Property or (ii) 50% of the commission paid to third parties which is reasonable, customary and competitive in light of the size, type and location of such property ("Competitive Real Estate Commission"). The amount paid to the Advisor, when added to the sums paid to unaffiliated parties, shall not exceed the lesser of the Competitive Real Estate Commission or an amount equal to 6% of the contracted for sales price. Payment of such Property Disposition Fee shall be made only if the Advisor provides a substantial amount of services in connection with the sale of the particular parcel(s) of Real Property; and

          (f) The compensation and reimbursements paid by the Company to the Advisor and its Affiliates shall be approved by a majority of the Directors (including a majority of the Independent Directors), as being fair and reasonable to the Company and not less favorable to the Company than would be available from an unaffiliated source.

     10.  COMPENSATION FOR ADDITIONAL SERVICES, CERTAIN LIMITATIONS.

          (a) If the Company shall request the Advisor or its Affiliates to render services for the Company other than those required to be rendered by the Advisor hereunder, such additional services, if performed, will be compensated separately on terms to be agreed upon between such party and the Company from time to time in accordance with this Section. The rate of compensation for such services and any reimbursements to be paid by the Company to the Advisor and its Affiliates shall be approved by a majority of the Board of Directors, including a majority of the Independent Directors, as being fair and reasonable to the Company and not less favorable to the Company than would be available from an unaffiliated source.

          (b) In extraordinary circumstances fully justified to the official or agency administering the appropriate state securities laws, the Advisor and its Affiliates may provide other goods and services to the Company if all of the following criteria are met: (i) the goods or services must be necessary to the prudent operation of the Company;
          (ii) the compensation, price or fee must be equal to the lesser of 90% of the compensation, price or fee the Company would be required to pay to independent parties who are rendering comparable services or selling or leasing comparable goods on competitive terms in the same geographic location, or 90% of the compensation, price or fee charged by the Advisor or its Affiliates for rendering comparable services or selling or leasing comparable goods on competitive terms; and (iii) if at least 95% of gross revenues attributable to the business of rendering such services or selling or leasing such goods are derived from persons other than Affiliates, the compensation, price or fee charged by an unaffiliated person who is rendering comparable services or selling or leasing comparable goods must be on competitive terms in the same geographic location. Extraordinary circumstances shall be presumed only when there is an emergency situation requiring immediate action by the Advisor or its Affiliates and the goods or services are not immediately available from unaffiliated parties. Services which may be performed in such extraordinary circumstances include emergency maintenance of Company properties, janitorial and other related services due to strikes or lockouts, emergency tenant evictions and repair services which require immediate action, as well as operating and releasing properties with respect to which the leases are in default or have been terminated.

          (c) Permitted reimbursements shall include salaries and related salary expenses for nonsupervisory services which could be performed directly for the Company by independent parties such as legal, accounting, transfer agent, data processing and duplication.

     The Advisor believes that the employees of the Advisor and its Affiliates who may perform services for the Company for which reimbursement is allowed pursuant to Section 10(b) or 10(c), will have the experience and educational background, in their respective fields of expertise, appropriate for the performance of any such services.

     11. STATEMENTS. The Advisor shall furnish to the Company not later than the 10th day of each calendar quarter, beginning with the second calendar quarter of the term of this Agreement, a statement showing the computation of any Advisor Asset Management Fee payable to it during such quarter under
Section 9 hereof. The Advisor shall furnish to the Company not later than the 30th day following the end of each Fiscal Year, a statement showing a computation of: (i) the Incentive Advisory Fee, if any, payable in respect of such Fiscal Year under Section 9 hereof; and (ii) the fees or other compensation payable to the Advisor or an Affiliate of the Advisor with respect to such Fiscal Year under Sections 9 and 10 hereof. The final settlement or compensation payable under Sections 9 and 10 hereof for each Fiscal Year shall be subject to adjustments in accordance with, and upon completion of, the annual audit of the Company's financial statements.

     12. BUSINESS COMBINATION OF THE COMPANY AND THE ADVISOR. The Company shall have the option at any time after February 11, 2002, upon prior written notice, during the term of this Agreement without any consent of the Advisor or its Board of Directors or shareholders to cause the business conducted by the Advisor (including all of its assets) to be acquired by or consolidated into the Company. In such event, the Advisor and/or its respective shareholders will receive in connection with such an acquisition and in exchange for terminating this Agreement and the release or waiver of all fees payable under the provisions of this Agreement until its stated termination, but not paid, a determinable number of Shares. The Company will be obligated to pay any fees accrued under this agreement for services rendered through the closing of such acquisition.

     The number of Shares to be issued by the Company to the Advisor shall be determined as follows. The Company shall first send notice (the "Election Notice") to the Advisor of its election to proceed with such a transaction. Next, the net income of the Advisor, for the six month period immediately preceding the month in which the Election Notice is delivered, as determined by an independent audit conducted in accordance with generally accepted auditing standards, shall be annualized. The Advisor shall bear the cost of any such audit. Such amount shall then be multiplied by ninety percent (90%) and then divided by the "Funds from Operations per Weighted Average Share" of the Company. "Funds from Operations per Weighted Average Share" shall be equal to the annualized Funds from Operations (I.E. four times the Funds from Operations for the quarter immediately preceding the delivery of the Election Notice) per weighted average Share for the Company for such quarter, all based upon the quarterly report of the Company delivered to Stockholders for such quarter. The resulting quotient shall constitute the number of Shares to be issued by the Company to the Advisor or its shareholders, with delivery thereof and the closing of the transaction to occur within 90 days of delivery of the Election Notice. Any such transaction will occur, if at all, only if the Board obtains a fairness opinion from a recognized financial advisor or institution providing valuation services to the effect that the consideration to be paid therefor is fair, from a financial point of view, to the Stockholders of the Company.

     The Company shall not terminate this Agreement solely for the purpose of avoiding such a business combination, such as in anticipation of the listing of the Shares on a national stock exchange or their inclusion in a national market system.

     13. EXPENSES OF THE COMPANY. The Company shall pay all of its expenses and shall reimburse the Advisor for its expenses as provided in Sections 9 and 10 hereof and, without limiting the generality of the foregoing, it is agreed that the following expenses of the Company shall be paid by the Company:

          (a) To the extent the Advisor is not expressly required to pay such expenses pursuant to this Agreement, salaries and other employment expenses of the personnel employed by the Company, Directors' fees and expenses incurred in attending Directors meetings, travel and other expenses incurred by Directors, officers and employees of the Company and the cost of Directors' liability insurance;

          (b)  The cost of borrowed moneys;

          (c)  All taxes applicable to the Company;

          (d) Legal, accounting, auditing, underwriting, brokerage, listing, registration and other expenses and taxes incurred in connection with the organization or termination of the Company, the issuance, distribution, transfer, registration and stock exchange or quotation system listing of the Company's securities;

          (e) Fees and expenses paid to advisors, independent contractors, the Management Agent, consultants, managers and other agents employed directly by the Company or by the Advisor at the Company's request for the account of the Company or by Affiliates of the Advisor, as provided above;

          (f) Expenses in connection with the acquisition, disposition, leasing and ownership of investments, including to the extent not paid by others, but not limited to, legal fees and other expenses of professional services, maintenance, repair and improvement of property and brokerage and sales commissions, expenses of maintaining and managing Real Property equity interests (including the fees and charges of the Management Agent);

          (g)  All insurance costs incurred in connection with the Company;

          (h) Expenses connected with payments of dividends or interest or distributions in cash or in any form made or caused to be made by the Board of Directors to holders of securities of the Company;

          (i) All expenses connected with communications to holders of securities of the Company and the other bookkeeping and clerical work necessary in maintaining relations with holders of securities and in complying with the continuous reporting and other requirements of governmental bodies or agencies, including the cost of printing and mailing certificates for securities and proxy solicitation materials and reports to holders of the Company's securities;

          (j)  Transfer agent and registrar's fees and charges; and

          (k) Expenses relating to any office or office facilities maintained by the Company separate from the office or offices of the Advisor.

     14. REIMBURSEMENT BY ADVISOR. The Advisor shall be obligated to reimburse the Company in the following circumstances:

          (a) On or before the 15th day after the completion of the annual audit of the Company's financial statements for each Fiscal Year, the Advisor will reimburse the Company for the amounts, if any, (i) by which the Total Operating Expenses (including the Advisor Asset Management Fee) of the Company for such Fiscal Year exceeded the greater of: (a) 2% of the total of the Company's Average Invested Assets for such Fiscal Year; or (b) 25% of the Net Income for such Fiscal Year; PLUS (ii) equal to any deficit between the total amount of distributions to Stockholders for such Fiscal Year and the Current Return; provided, however, that the Company may instead permit such reimbursements to be effected by a reduction in the amount of the monthly payments of compensation under Section 9(a) hereof during the balance of the Fiscal Year next following the Fiscal Year with respect to which such reimbursement is to be made; and provided, further, that only so much of such excess specified in clause (i) of this paragraph
          (a) need be reimbursed as the Board of Directors, including a majority of the Independent Directors of the Company, shall determine should justifiably be reimbursed in light of such unanticipated, unusual or nonrecurring factors as may have occurred within 60 days after the end of an fiscal quarter of the Company for which Total Operating Expenses (for the 12 months then ended) exceeded 2% of Average Invested Assets or 25% of Net Income, whichever is greater, and there shall be sent to the Stockholders a written disclosure of such fact, together with an explanation of the factors the Independent Directors considered in arriving at the conclusion that such higher Total Operating Expenses were justified.

          (b) If the aggregate of all Offering Expenses attendant to the Offering (including Selling Commissions and the Marketing Contribution and Due Diligence Expense Allowance) should exceed 15% of the Gross Offering Proceeds OR if the aggregate of all Offering Expenses (excluding any Selling Commissions) should exceed 5.5% of the Gross Offering Proceeds, the Advisor shall pay directly and/or cause its Affiliates to pay directly any such excess Offering Expenses incurred by the Company and the Company will have no liability for such excess expenses.

     15. OTHER ACTIVITIES OF THE ADVISOR. Nothing herein contained shall prevent the Advisor or an Affiliate of the Advisor from engaging in any other business or activity including the rendering of services and investment advice with respect to real estate investment opportunities to any other person or entity and the management of other investments (including the investments of the Advisor and its Affiliates).

     Directors, officers, employees and agents of the Advisor or of Affiliates of the Advisor may serve as Directors, trustees, officers, employees or agents of the Company, but shall receive no compensation (other than reimbursement for expenses) from the Company for such service.

     16. TERM; TERMINATION OF AGREEMENT. This Agreement shall have an initial term of one year and, thereafter, will continue in force for successive one year renewals with the mutual consent of the parties including an affirmative vote of a majority of the Independent Directors. Each extension shall be executed in writing by both parties hereto before the expiration of this Agreement or of any extension thereof.

     Notwithstanding any other provision of the Agreement to the contrary, either the Company or the Advisor may terminate this Agreement, or any extension hereof, or the parties by mutual consent or a majority of the Independent Directors may do so, in each case upon 60 days written notice without cause or penalty. In the event of the termination of the Agreement, the Advisor will cooperate with the Company and take all reasonable steps requested to assist the Board of Directors in making an orderly transition of the advisory function.

     This Agreement shall terminate upon the consummation of a business combination involving the Advisor and the Company as described in Section 12.

     If this Agreement is terminated pursuant to this Section, such termination shall be without any further liability or obligation of either party to the other, except as provided in Section 19.

     If this Agreement is terminated for any reason other than a business combination involving the Advisor and the Company as described in Section 12, all obligations of the Advisor and its Affiliates to offer Property to the Company for purchase, as described in Section 2(a), shall also terminate.

     17. ASSIGNMENTS. The Company may terminate this Agreement in the event of its assignment by the Advisor except an assignment to a successor organization which acquires substantially all of the property and carries on the affairs of the Advisor, provided that following such assignment the persons who controlled the operations of the Advisor immediately prior thereto all control the operations of the successor organization, including the performance of its duties under this Agreement; however, if at any time subsequent to such assignment such persons shall cease to control the operations of the successor organization, the Company may thereupon terminate this Agreement. This Agreement shall not be assignable by the Company without the consent of the Advisor, except in the case of assignment by the Company to a corporation, trust or other organization which is a successor to the Company. Any assignment of this Agreement shall bind the assignee hereunder in the same manner as the assignor is bound hereunder.

     18. DEFAULT, BANKRUPTCY, ETC. At the option solely of the Company, this Agreement shall be terminated immediately upon written notice of termination from the Board of Directors to the Advisor if any of the following events occurs:

          (a) The Advisor violates any provisions of this Agreement and after notice of such violation shall not cure such default within 30 days; or

          (b) A court of competent jurisdiction enters a decree or order for relief in respect of the Advisor in any involuntary case under the applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appoints a receiver liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Advisor or for any substantial part of its property or orders the winding up or liquidation of the Advisor's affairs; or

          (c) The Advisor commences a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under any such law, or consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Advisor or for any substantial part of its property, or makes any general assignment for the benefit of creditors, or fails generally to pay its debts as they become due.

     The Advisor agrees that if any of the events specified in subsections(b) and (c) of this Section 18 occur, it will give written notice thereof to the Company within seven days after the occurrence of such event.

     19. ACTION UPON TERMINATION. The Advisor shall not be entitled to compensation after the date of termination of this Agreement for further services hereunder, but shall be paid all compensation accruing to the date of termination. Subject to the provisions of Section 12, the Advisor shall forthwith upon a termination caused by factors other than the listing for trading of the Shares on a national stock exchange or market:

          (a) Pay over to the Company all moneys collected and held for the account of the Company pursuant to this Agreement, after deducting any accrued compensation and reimbursement for its expenses to which it is then entitled;

          (b) Deliver to the Board of Directors a full accounting, including a statement showing all payments collected by it and a statement of all money held by it, covering the period following the date of the last accounting furnished to the Board of Directors;

          (c) Deliver to the Board of Directors all property and documents of the Company then in the custody of the Advisor; and

          (d) Cooperate with the Company and take all reasonable steps requested by the Company to assist the Board of Directors in making an orderly transition of the Advisory function.

     20. CHANGE OF NAME. The Company recognizes that the name and mark "Inland" have established prestige and goodwill and have acquired valuable secondary meanings in the real estate and related industries and in the mind of the public. The Company desires to associate itself with and benefit from the "Inland" name, and in consideration of the grant by the Advisor and its Affiliates of a perpetual royalty free license to the Company (which license has been authorized), subject to the conditions set forth in this Section 20, to use the name and mark "Inland" in connection with a real estate investment trust throughout the United States, its territories and possessions, the Company agrees that:

          (a) The value of the "Inland" name cannot be reasonably and adequately compensated for in damages in action at law and unauthorized use of the "Inland" name will cause irreparable injury and damage to the Advisor and its Affiliates. The Advisor or its Affiliates shall be entitled as a matter of right to injunctive relief to prevent the use of the "Inland" name by the Company in the event of the circumstances described in Subsection (d) below.

          (b) The Company agrees to use the "Inland" name and mark in a manner which will protect the right of the Advisor and its Affiliates therein and such use shall be as licensee for the account and benefit of the Advisor and its Affiliates. To the extent any rights in the name or mark "Inland" are deemed to accrue to the Company, the Company hereby assigns any and all such rights to the Advisor and its Affiliates at such time as they may be deemed to accrue.

          (c) Nothing contained in this Agreement shall be construed an assignment or grant to the Company of any right, title or interest in or to the name or mark "Inland" or any other trademarks, trade names or related service marks, insignias, logos, designs and color schemes, it being understood that all rights relating thereto are reserved by the Advisor and its Affiliates, except for the license hereunder to the Company of the rights to use the name or mark as specifically and expressly provided herein. The Company agrees to cooperate fully and in good faith with the Advisor and its Affiliates, at the expense of the Advisor and its Affiliates, in securing and preserving the rights of the Advisor and its Affiliates in and to the name and mark "Inland" and to assist the Advisor and its Affiliates in executing and causing to be recorded such documents as may be necessary or desirable to evidence, protect and implement the rights of the Advisor and its Affiliates pursuant to this Agreement.

          (d) At such time as the Advisor is no longer providing services to the Company pursuant to this Agreement for some reason other than the consummation of a business combination described in Section 12, the Board of Directors will upon the request of the Advisor and its Affiliates, promptly cause the name of the Company to be changed in perpetuity to a name which does not include any reference to the name "Inland" or any successor thereof. Without limiting the generality of the foregoing, upon termination of this Agreement by either party for some reason other than the consummation of a business combination described in Section 12, the Board of Directors will promptly cause the name of the Company to be changed in perpetuity to a name which does not include any references to the name "Inland" or any successor thereof.

     21. AMENDMENTS. This Agreement shall not be amended, changed, modified, terminated or discharged in whole or in part except by an instrument in writing signed by both parties hereto, or their respective successors or assigns, or otherwise provided herein.

     22. SUCCESSORS AND ASSIGNS. This Agreement shall bind any successors or assigns of the parties hereto as herein provided.

     23. GOVERNING LAW. The provisions of this Agreement shall be governed, construed and interpreted in accordance with the laws of the State of Illinois as at the time in effect.

     24.  LIABILITY AND INDEMNIFICATION.

          (a) The Company shall, to the fullest extent permitted by Maryland statutory or decisional law, as amended or interpreted, and, without limiting the generality of the foregoing, in accordance with Section 2418 of the General Corporation Law of Maryland, indemnify and pay or reimburse reasonable expenses to the Advisor and its Affiliates, provided, that: (i) the Advisor or other party seeking indemnification has determined, in good faith, that the course of conduct which caused the loss or liability was in the best interests of the Company; (ii) the Advisor or other person seeking indemnification was acting on behalf of or performing services on the part of the Company; (iii) such liability or loss was not the result of negligence or misconduct on the part of the indemnified party; and (iv) such indemnification or agreement to be held harmless is recoverable only out of the assets of the Company and not from the Stockholders thereof.

          (b) The Company shall not indemnify the Advisor or its Affiliates for losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws by such party unless one or more of the following conditions are met: (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee; (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee; or (iii) a court of competent jurisdiction approves a settlement of the claims and finds that indemnification of the settlement and related costs should be made and the court considering the request has been advised of the position of the Securities and Exchange Commission and the published opinions of any state securities regulatory authority in which securities of the Company were offered and sold with respect to the availability or propriety of indemnification for securities law violations.

          (c) The Company may advance amounts to persons entitled to indemnification hereunder for legal and other expenses and costs incurred as a result of any legal action for which indemnification is being sought only if all of the following conditions are satisfied: (i) the legal action relates to acts or omissions with respect to the performance of duties or services by the indemnified part for or on behalf of the Company; (ii) the legal action is initiated by a third party and a court of competent jurisdiction specifically approves such advancement; and
          (iii) the indemnified party receiving such advances undertakes to repay the advanced funds to the Company, together with the applicable legal rate of interest thereon, in any case(s) in which such party is found not to be entitled to indemnification.

     25. NOTICES. Any notice, report or other communication required or permitted to be given hereunder shall be in writing unless some other method of giving such notice, report or other communication is accepted by the party to whom it is given and shall be given by being delivered at the following addresses of the parties hereto:

          The Company and/or the Board of Directors:
               Inland Retail Real Estate Trust, Inc.
               2901 Butterfield Road
               Oak Brook, Illinois 60523
               Attention: Ms. Roberta S. Matlin, Vice President

          The Advisor:

               Inland Retail Real Estate Advisory Services, Inc.
               2901 Butterfield Road
               Oak Brook, Illinois 60523
               Attention: President

Either party may at any time give notice in writing to the other party of a change of its address for the purpose of this Section 25.

     26. CONFLICTS OF INTEREST AND FIDUCIARY DUTIES TO THE COMPANY AND TO THE COMPANY'S STOCKHOLDERS. The Company and the Advisor recognize that their relationship is subject to various conflicts of interest as set forth in the Prospectus. The Advisor, on behalf of itself and its Affiliates, acknowledges that the Advisor and its Affiliates have fiduciary duties to the Company and to the Company's Stockholders. The Advisor, on behalf of itself and its Affiliates, represents and agrees (i) that the Advisor and its Affiliates will endeavor to balance the interests of the Company with the interests of the Advisor and its Affiliates in making any determination where a conflict of interest exists between the Company and the Advisor or its Affiliates; and (ii) that the actions and decisions of the Advisor and its Affiliates under this Agreement (including but not limited to actions and decisions in connection with the purchase of Properties for the Company) will be made in the manner most favorable to the Company and to the Company's Stockholders, so as not to breach their respective fiduciary duties to the Company and to the Company's Stockholders.

     27. HEADINGS. The section headings hereof have been inserted for convenience of reference only and shall not be construed to affect the meaning, construction or effect of this Agreement.



                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the undersigned have executed this First Amended and Restated Advisory Agreement as of the date first above written.

                              COMPANY:

                              Inland Retail Real Estate Trust, Inc.

                              By: /s/ Roberta S. Matlin
                                 -----------------------------------------
                              Title: Vice President


                              ADVISOR:

                              Inland Retail Real Estate Advisory Services, Inc.


                              By: /s/ Robert D. Parks
                                 -----------------------------------------
                              Title: President